EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITOR'S


We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated May 31, 1996, with respect to the financial statements of Geographics, Inc. incorporated by reference in the Registration Statement (Amendment No. 1 to Form S-8) filed by Geographics, Inc. under the Securities Exchange Act of 1933.



/s/ Moss Adams L.L.P.



Bellingham, Washington
December 4, 1996